UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 24, 2005 (February 24, 2005)

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street
San Jose, California 95134
(Address of principal executive offices)

(408) 964-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 24, 2005, Sanmina-SCI Corporation (the “Company”) entered into an Indenture among the Company, the Guarantors (as defined in Item 2.03 below) and U.S. Bank National Association as trustee (the “Indenture”), relating to the issuance by the Company of $400 million aggregate principal amount of its 6 ¾% Senior Subordinated Notes due 2013 (the “Notes”).  A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  For a description of the material terms of the Indenture and the Notes, see the information in Item 2.03 below, which is incorporated herein by reference.

In connection with the issuance of the Notes, the Company entered into an Exchange and Registration Rights Agreement dated as of February 24, 2005 among the Company, the Guarantors and the initial purchasers of the Notes (the “Exchange and Registration Rights Agreement”). Under the Exchange and Registration Rights Agreement, the Company and the Guarantors agreed, for the benefit of the holders of the Notes, to use reasonable efforts to: file a registration statement within 90 days after the date of original issuance of the Notes enabling holders to exchange the privately placed Notes for publicly registered exchange notes with substantially identical terms; cause the registration statement to become effective within 180 days after the date of original issuance of the Notes; complete the exchange offer within 215 days after the date of original issuance of the Notes; and file a shelf registration statement for the resale of the Notes if the Company cannot effect the exchange offer within the specified time period and in certain other circumstances described in the Exchange and Registration Rights Agreement.  The Company agreed to keep the exchange offer open for not less than 30 days.  If the Company fails to comply with its obligations under the Exchange and Registration Rights Agreement, the Company will be required to pay special interest to holders of the Notes.  A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.  The initial purchasers and their affiliates have performed investment banking, commercial banking and advisory services for the Company from time to time for which they have received customary fees and expenses.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 24, 2005, the Company issued $400 million aggregate principal amount of the Notes under the Indenture.  Interest is payable on the Notes on March 1 and September 1 of each year, beginning on September 1, 2005.  The maturity date of the Notes is March 1, 2013.

The Notes will be unsecured, senior subordinated obligations of the Company and will be subordinated in right of payment to all of the Company’s existing and future senior debt.  The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis by substantially all of the Company’s domestic restricted subsidiaries (the “Guarantors”) for so long as those subsidiaries guarantee any of the Company’s other debt (other than unregistered senior debt and debt under the Company’s senior secured credit facility).

The Company may redeem the Notes, in whole or in part, at any time prior to March 1, 2009, at a redemption price that is equal to the sum of (1) the amount of the Notes to be redeemed, (2) accrued and unpaid interest on those Notes and (3) a make-whole premium calculated in the manner specified in the Indenture.  The Company may redeem the Notes, in whole or in part, beginning on March 1, 2009, at redemption prices ranging from 100% to 103.375% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, with the actual redemption price to be determined based on the date of redemption.  At any time prior to March 1, 2008, the Company may redeem up to 35% of the Notes with the proceeds of certain equity offerings at a redemption price equal to 106.75% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Following a change of control, as defined in the Indenture, the Company will be required to make an offer to repurchase all or any portion of the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt, make investments and other restricted payments, pay dividends on capital stock, or redeem or repurchase capital stock or subordinated obligations; create specified liens; sell assets; create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us; engage in transactions with affiliates; incur layered debt; and consolidate or merge with or into other companies or sell all or substantially all of the Company’s assets.  The restricted covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, certain payment defaults at final maturity or acceleration of other indebtedness, failure to pay certain judgments, certain events of bankruptcy, insolvency and reorganization and certain instances in which a guarantee ceases to be in full force and effect. If any event of default occurs and is continuing, subject to certain exceptions, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest, if any, to the acceleration date. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, such amounts with respect to the Notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Notes.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit	Description

4.1	Indenture, dated as of February 24, 2005, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation as guarantors thereunder and U.S. Bank National Association as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of February 24, 2005, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation and the initial purchasers party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: February 24, 2005	By:	/s/ DAVID L. WHITE
David L. White
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

4.1	Indenture, dated as of February 24, 2005, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation as guarantors thereunder and U.S. Bank National Association as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of February 24, 2005, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation and the initial purchasers party thereto.